Exhibit 4.1

EIGHTEENTH SUPPLEMENTAL INDENTURE

by and among

STANDARD PACIFIC CORP.,

the Guarantors listed herein

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

Dated as of August 6, 2012

AUTHORIZING THE ISSUANCE OF

1.25% Convertible Senior Notes due 2032

(Supplemental to the Indenture dated as of April 1, 1999)

TABLE OF CONTENTS

ARTICLE I

Scope of Eighteenth Supplemental Indenture

ARTICLE II

Definitions

SECTION 2.01.	Definitions	2

ARTICLE III

Authorization and Terms

SECTION 3.01.	Authorization	9
SECTION 3.02.	Terms	9

ARTICLE IV

Redemption and Repurchase

SECTION 4.01.	Right of Redemption and Repurchase	13
SECTION 4.02.	No Redemption Prior to August 5, 2017	13
SECTION 4.03.	Optional Redemption	13
SECTION 4.04.	Redemption Date; Payment of Accrued and Unpaid Interest	13
SECTION 4.05.	Notice of Redemption	14
SECTION 4.06.	Notices to Trustee	15
SECTION 4.07.	Selection of Notes to Be Redeemed	15
SECTION 4.08.	Effect of Notice of Redemption	15
SECTION 4.09.	Payment of Redemption Price	16
SECTION 4.10.	Notes Redeemed in Part	16
SECTION 4.11.	Repurchase of Notes at Option of the Holder	17
SECTION 4.12.	Repurchase at Option of Holder upon a Fundamental Change	19
SECTION 4.13.	Payment of Option Repurchase Price or Fundamental Change Repurchase Price	23
SECTION 4.14.	Repurchases Following Acceleration of the Notes	24
SECTION 4.15.	Covenant to Comply with Applicable Laws Upon Repurchases	24

ARTICLE V

Registrar of Securities; Paying Agent; Conversion Agent

SECTION 5.01.	Appointment of Registrar, Paying Agent and Conversion Agent	25

ARTICLE VI

Certain Covenants

SECTION 6.01.	Reports to Holders of the Notes	25
SECTION 6.02.	Further Instruments and Acts	26
SECTION 6.03.	Future Subsidiary Guarantees	26

ARTICLE VII

Successor Corporation

SECTION 7.01.	Merger and Sale of Assets by the Company	26
SECTION 7.02.	Successor Corporation Substituted	27

ARTICLE VIII

Events of Default

SECTION 8.01.	Additional Events of Default	27
SECTION 8.02.	Reporting Event of Default	28
SECTION 8.03.	Inapplicability of Cure Provisions to Certain Events of Default	29

ARTICLE IX

Defeasance and Discharge

SECTION 9.01.	Defeasance and Discharge	29
SECTION 9.02.	Termination of the Company’s Obligations	29
SECTION 9.03.	Officers’ Certificate; Opinion of Counsel	30

ARTICLE X

Modifications and Waivers

SECTION 10.01.	Without Consent of Holders	30
SECTION 10.02.	With Consent of Holders	30

ARTICLE XI

Guarantee

SECTION 11.01.	Unconditional Guarantee	31
SECTION 11.02.	Severability	32
SECTION 11.03.	Release of a Guarantor; Termination of Guarantee	32
SECTION 11.04.	Limitation of a Subsidiary Guarantor’s Liability	33
SECTION 11.05.	Guarantors May Consolidate, Etc. on Certain Terms	33
SECTION 11.06.	Contribution	34

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STANDARD PACIFIC CORP.

EIGHTEENTH SUPPLEMENTAL INDENTURE

This Eighteenth Supplemental Indenture, dated as of August 6, 2012 (this “Eighteenth Supplemental Indenture”), is entered into among Standard Pacific Corp., a Delaware corporation (the “Company”), the Guarantors (as defined herein) and The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association, Bank One Trust Company, N.A. and The First National Bank of Chicago), as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, this Eighteenth Supplemental Indenture is supplemental to the Indenture dated as of April 1, 1999 (the “Original Indenture”), as previously supplemented by that certain First Supplemental Indenture dated as of April 13, 1999, Second Supplemental Indenture dated as of September 5, 2000, Third Supplemental Indenture dated as of December 28, 2001, Fourth Supplemental Indenture dated as of March 4, 2003, Fifth Supplemental Indenture dated as of May 12, 2003, Sixth Supplemental Indenture dated as of September 23, 2003, Seventh Supplemental Indenture dated as of March 11, 2004, Eighth Supplemental Indenture dated as of March 11, 2004, Ninth Supplemental Indenture dated as of August 1, 2005, Tenth Supplemental Indenture dated as of August 1, 2005, Eleventh Supplemental Indenture dated as of February 22, 2006, Twelfth Supplemental Indenture dated as of May 5, 2006, Thirteenth Supplemental Indenture dated as of October 8, 2009, Fourteenth Supplemental Indenture dated as of May 3, 2010, Fifteenth Supplemental Indenture dated as of December 22, 2010, Sixteenth Supplemental Indenture dated as of December 22, 2010 and Seventeenth Supplemental Indenture dated as of December 22, 2010 (the Original Indenture, as supplemented, the “Indenture”), by and between the Company and the Trustee;

WHEREAS, the Company has determined to authorize the creation of its 1.25% Convertible Senior Notes due 2032 (the “Notes”), and currently desires to issue Notes in the aggregate principal amount of $253,000,000;

WHEREAS, pursuant to Section 2.01 of the Original Indenture, the Company may establish one or more Series of Securities from time to time as authorized by a supplemental indenture; and

WHEREAS, all things necessary to make this Eighteenth Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

NOW, THEREFORE, the parties hereto agree, as follows:

ARTICLE I

Scope of Eighteenth Supplemental Indenture

The changes, modifications and supplements to the Original Indenture affected by this Eighteenth Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall be limited in aggregate principal amount outstanding at any time to an aggregate principal amount of $253,000,000 and which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Except as specifically amended and supplemented by, or to the extent inconsistent with, this Eighteenth Supplemental Indenture, the Original Indenture shall remain in full force and effect and is hereby ratified and confirmed.

ARTICLE II

Definitions

SECTION 2.01. Definitions. The following terms shall have the meaning set forth below in this Eighteenth Supplemental Indenture. Except as otherwise provided in this Eighteenth Supplemental Indenture, all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Original Indenture. To the extent terms defined herein differ from terms defined in the Original Indenture the terms defined herein will govern for purposes of this Eighteenth Supplemental Indenture and the Notes.

“2012 Notes” means the Company’s 6% Convertible Senior Subordinated Notes due 2012.

“2014 Notes” means the Company’s 6 1/4% Senior Notes due 2014.

“2015 Notes” means the Company’s 7% Senior Notes due 2015.

“2016 Notes” means the Company’s 10.750% Senior Notes due 2016.

“2018 Notes” means the Company’s 8 3/8% Senior Notes due 2018.

“2021 Notes” means the Company’s 8 3/8% Senior Notes due 2021.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means any obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Change of Control” means the occurrence of any of the following events:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of the Subsidiaries, taken as a whole, to any person, other than the Company or one of the Subsidiaries;

(2)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3)	the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, or any recapitalization, reclassification, or change of the Company’s Voting Stock occurs, in any such case where any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property (other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction); or

(4)	the adoption by the Company’s stockholders of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, if a transaction or transactions described in clause (3) above occurs, a “Change of Control” will not be deemed to have occurred pursuant to such clause if 90% or more of the consideration in the transaction or transactions received by holders of the Common Stock consists of shares of common stock traded or to be traded immediately following such transaction or transactions on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors), and such consideration (of which 90% or more is such listed common stock) becomes the Reference Property into which the Notes are convertible pursuant to Section 12.09 of this Eighteenth Supplemental Indenture. The term “person,” as used in this definition of “Change of Control,” has the meaning given to it in Section 13(d)(3) of the Exchange Act.

“close of business” means 5:00 p.m. (New York City time).

“Common Stock” shall mean the Company’s common stock, par value $0.01 per share, subject to Section 12.09(a) of this Eighteenth Supplemental Indenture.

“Conversion Notice” means a notice substantially in the form of the “Form of Conversion Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Conversion Price” means, as of any date, the dollar amount derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.

“Debt Securities” means any bonds, notes, debentures or other debt securities issued by the Company under an indenture or comparable documents to indentures used in jurisdictions outside of the United States.

“Default” means any event which, upon the giving of notice or passage of time or both, would be an Event of Default.

“Depositary” means The Depository Trust Company, its nominees and successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Form of Assignment” means the “Form of Assignment” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at any time after the Notes are originally issued upon the occurrence of a Change of Control or a Termination of Trading (other than a temporary Termination of Trading) in the Common Stock.

“Fundamental Change Repurchase Price” means, with respect to a Note to be repurchased by the Company on a Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change in accordance with Section 4.13 of this Eighteenth Supplemental Indenture, one hundred percent (100%) of the outstanding principal amount of such Note, plus accrued and unpaid interest on such Note, if any, to, but excluding, such Fundamental Change Repurchase Date, except as otherwise provided in Section 4.12(a) of this Eighteenth Supplemental Indenture.

“GAAP” means generally accepted accounting principles set forth in the accounting standards codification of the Financial Accounting Standards Board or in such other statements by such or any other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date of the Indenture.

“Guarantor” means each of the Restricted Subsidiaries named on the signature pages of this Eighteenth Supplemental Indenture and any Restricted Subsidiary that subsequently executes a Guarantee of the Notes pursuant to Section 6.03 of this Eighteenth Supplemental Indenture, until such time as any such Subsidiary is released from its Guarantee pursuant to the terms of the Indenture.

“Holder” means the person in whose name a Note is registered on the Registrar’s books.

“Inactive Subsidiary” means each of the following Subsidiaries of the Company, which either (i) do not have any active business operations or (ii) are in the process of winding up: Barrington Estates, LLC; Hilltop Residential, Ltd.; HWB Construction, Inc.; Pala Village Investments, Inc.; and Residential Acquisition GP, LLC.

“Indebtedness” means on any date of determination (without duplication),

(1)	the principal of and premium (if any) in respect of:

(A)	indebtedness of such Person for money borrowed, and

(B)	indebtedness for borrowed money evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2)	all Capitalized Lease Obligations of such Person;

(3)	all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but in each case excluding (A) accounts payable and accrued expenses arising in the ordinary course of business and (B) any obligation to pay a contingent purchase price as long as such obligation remains contingent) which would appear as a liability on a balance sheet of a Person prepared on a consolidated basis in accordance with GAAP, which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (provided that, in the case of obligations of an acquired Person assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person);

(4)

all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth

Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); and

(5)	all obligations of the type referred to in clauses (1) through (4) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee.

“Interest Payment Date” means February 1 and August 1 of each year, beginning on February 1, 2013.

“Interest Record Date” for the interest payable on any Interest Payment Date on the Notes means the dates specified in Section 3.02(f)(iii) of this Eighteenth Supplemental Indenture.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded; provided that if the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization; and provided further, that if the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of three nationally recognized independent investment banking firms selected by the Company for this purpose. Any such determination will be conclusive absent manifest error.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge or security interest.

“Make-Whole Fundamental Change” means (i) any Change of Control described under clause (1), (2) or (3) of the definition thereof, determined after giving effect to any exceptions or exclusions from such definition but without giving effect to the exclusion described in clause (3) thereof or (ii) any Termination of Trading.

“Maturity Date” means August 1, 2032.

“Non-Recourse Indebtedness” means Indebtedness or other obligations secured by a Lien on property to the extent that the liability for such Indebtedness or other obligations is limited to the security of the property (or to Persons other than the Company or any Restricted Subsidiary) without liability on the part of the Company or any Restricted Subsidiary (other than, in the case of Indebtedness or obligations of a Subsidiary, with respect to the Subsidiary that holds title to such property (if such property constitutes all or substantially all the property of such Subsidiary) and a pledge of the equity interests of such Subsidiary or its Subsidiaries) for any deficiency; provided that recourse obligations or liabilities of the Company or such Restricted Subsidiary solely for indemnities, covenants (including, without limitation, performance, completion or similar covenants), or breach of any warranty, representation or covenant in respect of any Indebtedness, including indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens, will in each case not prevent Indebtedness from being classified as Non-Recourse Indebtedness.

“Officer” means the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President or Vice President, the Treasurer, the Secretary, the Controller or any Assistant Secretary of a Person.

“Officers’ Certificate” when used with respect to the Company means a certificate signed by two Officers and delivered to the Trustee. Each such certificate will comply with Section 314 of the TIA and include the statement described in Section 10.05 of the Original Indenture.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion acceptable to the Trustee from legal counsel. That counsel may be an employee of or counsel to the Company.

“Option Repurchase Price” means, with respect to a Note to be purchased by the Company on the Option Repurchase Date pursuant to a Repurchase at Holder’s Option in accordance with Section 4.11 of this Eighteenth Supplemental Indenture, one hundred percent (100%) of the outstanding principal amount of such Note, plus accrued and unpaid interest on such Note, if any, to, but excluding, the Option Repurchase Date, except as otherwise provided in Section 4.11(a) hereof.

“Other Public Notes” means the 2021 Notes, the 2018 Notes, the 2016 Notes, the 2015 Notes, the 2014 Notes and the 2012 Notes.

“Person” means an individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Prospectus Supplement” means the prospectus supplement, dated July 31, 2012 relating to the offering by the Company of the Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee of the Board of Directors, statute, contract or otherwise).

“Redemption Price” means, with respect to a Note to be redeemed on a Redemption Date by the Company in accordance with Article IV of this Eighteenth Supplemental Indenture, one hundred percent (100%) of the outstanding principal amount of such Note, plus accrued and unpaid interest on such Note, if any, to, but excluding, such Redemption Date, except as otherwise provided in Section 4.04 of this Eighteenth Supplemental Indenture.

“Restricted Subsidiary” means any Subsidiary that is a Restricted Subsidiary under any of the Other Public Notes or any Debt Securities.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Subsidiary” means a corporation, a majority of the capital stock with voting power to elect directors of which is directly or indirectly owned by the Company or its Subsidiaries, or any Person in which the Company or its Subsidiaries has at least a majority ownership interest.

“Termination of Trading” shall be deemed to occur when the Common Stock (or other common stock into which the Notes are then convertible) is not then listed for trading on the New York Stock Exchange or the Nasdaq Global Select Market.

“Trading Day” means a day during which trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, then a day during which trading in the Common Stock generally occurs on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted. If the Common Stock (or other security for which a Last Reported Sale Price or trading price must be determined) is not so listed or traded, “Trading Day” means a “Business Day”.

“Unrestricted Subsidiary” means any Subsidiary that is not a Restricted Subsidiary.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act), the Capital Stock of such person entitling the holders thereof at the time to vote generally in the election of members of the board of directors of such person.

ARTICLE III

Authorization and Terms

SECTION 3.01. Authorization. The Company hereby establishes the 1.25% Convertible Senior Notes due 2032 as a Series of Securities of the Company. The form of Note attached hereto as Exhibit A is hereby approved and authorized in accordance with the provisions of the Indenture; provided, that to the extent that any provision of the Note conflicts with the express provisions of the Indenture (as supplemented by this Eighteenth Supplemental Indenture), the Indenture (as supplemented by this Eighteenth Supplemental Indenture) shall govern and be controlling. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company.

SECTION 3.02. Terms. The terms of the Series of Securities established pursuant to this Eighteenth Supplemental Indenture shall be as follows:

(a) Title. The title of the Series of Securities established hereby is the “1.25% Convertible Senior Notes due 2032.”

(b) Aggregate Principal Amount. On the date hereof, the Company will deliver to the Trustee for authentication Notes executed by the Company for original issue in aggregate principal amount not to exceed $253,000,000.

(c) Book-Entry System.

(i) The Notes will be issued in the form of one or more notes in registered global form (the “Global Note”) held in book-entry form. The Depository Trust Company, as Depositary, or its nominee will initially be the sole registered holder of the Notes for all purposes under the Indenture.

(ii) Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. A Global Note is exchangeable for certificated Notes only if: (A) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Note or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor Depositary within 90 days after the date of such notice, (B) the Company in its discretion at any time determines not to have all the Notes represented by such Global Note or (C) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes represented by such Global Note. Any Global Note that is exchangeable for certificated Notes pursuant to the preceding sentence will be exchanged for certificated Notes in authorized denominations and registered in such names as the Depositary or any successor Depositary holding such Global Note may direct. Subject to the foregoing, a Global Note is not exchangeable, except for a Global Note of like denomination to be registered in the name of the Depositary or its nominee. In the event that a Global Note becomes exchangeable for certificated Notes, (x) certificated Notes will be issued only in fully registered form in denominations of $1,000 or and any integral multiple thereof, (y) payment of principal of, and, if any, premium with respect to, and interest on, the certificated Notes will be payable, and the transfer of the certificated Notes will be registerable, at the office or agency of the Company maintained for such purposes, and (z) no service charge will be made for any registration of transfer or exchange of the certificated Notes although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

(d) Persons to Whom Interest Payable. Interest on the Notes shall be payable to the Person in whose name a Note is registered at the close of business (whether or not a Business Day) on the Interest Record Date (as set forth in Section 3.02(f)(iii) below), for such interest payment.

(e) Maturity Date. The date on which the principal of the Notes shall be payable, unless earlier converted, redeemed, repurchased or accelerated pursuant to the Indenture, is August 1, 2032.

(f) Rate of Interest; Interest Payment Dates; Interest Record Dates; Overdue Principal and Interest.

(i) Rate of Interest. The principal amount of each of the Notes shall bear interest at the rate of 1.25% per annum. Interest on each of the Notes shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from August 6, 2012. Interest shall be computed on the basis of a 360-day year composed of twelve 30-day months.

(ii) Interest Payment Dates. Interest on the Notes shall be payable in cash semiannually in arrears on February 1 and August 1 of each year, commencing February 1, 2013. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the payment due on such Interest Payment Date or Maturity Date will be made on the following day that is a Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity Date, as the case may be.

(iii) Interest Record Dates. The Interest Record Dates for interest payable on each February 1 and August 1 will be the immediately preceding January 15 and July 15 (whether or not a Business Day), respectively.

(iv) Overdue Principal and Interest. The Company shall (A) pay interest on overdue principal on any Note (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) and (B) to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) (any such overdue principal and interest, “Defaulted Amounts”). Interest shall accrue on any Defaulted Amounts at the rate of interest borne by the Notes, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company. Such interest on Defaulted Amounts shall be computed on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

(v) Defaulted Interest Payment Date. The Company shall pay interest on any Defaulted Amounts plus (to the extent lawful) any interest payable on such interest (such interest, the “Defaulted Interest”), to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of the Defaulted Interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (a “Defaulted Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 3.02(f); provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of Defaulted Interest later than 11:00 a.m. New York City time on the proposed Defaulted Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Trustee at least 20 days prior to such special record date, a notice that states the subsequent special record date, the Defaulted Interest Payment Date and the Defaulted Interest, and interest payable on such Defaulted Interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) of the Original Indenture shall be paid to Holders as of the regular Interest Record Date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

(g) Place and Method of Payment; Registration of Transfer and Exchange; Conversion; Notices to Company.

(i) Place and Method of Payment. Payment of the principal of and interest on the Notes will be made at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at any other office or agency in the United States designated by the Company for such purpose. The foregoing notwithstanding, payments in respect of Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company will make all payments in respect of a certificated Note (including principal, premium and interest), (A) to Holders having an aggregate principal amount of $2,000,000 or less, by check mailed to registered address of such Holders and (B) to Holders having an aggregate principal amount of more than $2,000,000, either by check mailed to the registered address of each Holder or, upon request by a Holder to the Registrar not later than the relevant Interest Record Date, by wire transfer in immediately available funds to that Holder’s accounts within the United States, which request shall remain in effect until the Holder notifies the Registrar to the contrary in writing.

(ii) Registration of Exchange and Transfer. Notes may be presented for exchange and registration of transfer at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at the office of any transfer agent in the United States hereafter designated by the Company for such purpose.

(iii) Conversion. The Company shall maintain an office or agency where Notes may be presented or surrendered for conversion (the “Conversion Agent”). The Company may have one or more additional conversion agents. The term “Conversion Agent” includes any additional conversion agent.

(iv) Notices to Company. Notices and demands to or upon the Company in respect to the Notes and the Indenture may be served at Standard Pacific Corp., 15360 Barranca Parkway, Irvine, California 92618, Attention: Secretary.

(h) Deposit of Monies. Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Option Repurchase Date or Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent, in immediately available funds, money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Option Repurchase Date or Fundamental Change Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Option Repurchase Date or Fundamental Change Repurchase Date, as the case may be.

ARTICLE IV

Redemption and Repurchase

SECTION 4.01. Right of Redemption and Repurchase. A redemption or repurchase of the Notes by the Company, as permitted by any provision of the Indenture, shall be made:

(i) with respect to a redemption at the Company’s option, in accordance with paragraph 6 of the Notes and with Section 4.03 of this Eighteenth Supplemental Indenture;

(ii) with respect to a repurchase at the Holder’s option, in accordance with paragraph 7 of the Notes and Section 4.11 of this Eighteenth Supplemental Indenture (a “Repurchase at Holder’s Option”); and

(iii) with respect to any repurchase upon a Fundamental Change, in accordance with paragraph 8 of the Notes and Section 4.12 of this Eighteenth Supplemental Indenture (a “Repurchase Upon Fundamental Change”),

in each case, in accordance with the applicable provisions of this Article IV.

SECTION 4.02. No Redemption Prior to August 5, 2017. The Notes are not subject to redemption at the Company’s option at any time prior to August 5, 2017.

SECTION 4.03. Optional Redemption. The Company shall have the right, at the Company’s option, at any time, and from time to time, on a date or dates fixed by the Company (each, a “Redemption Date”) occurring on or after August 5, 2017, to redeem (an “Optional Redemption”) all or any part of the Notes at a price payable in cash equal to the Redemption Price. Notwithstanding the foregoing, the Company shall not redeem the Notes at a time when it has failed to pay any interest on the Notes when due and such failure is continuing.

SECTION 4.04. Redemption Date; Payment of Accrued and Unpaid Interest. Notwithstanding anything in the Indenture or the Notes to the contrary: (a) in no event shall any Redemption Date be a day that is not a Business Day; and (b) if the Redemption Date with respect to a Note is after an Interest Record Date and prior to the immediately following Interest Payment Date, then (i) accrued and unpaid interest on such Note to, but excluding, such Interest Payment Date shall be paid, on such Interest Payment Date, to the Holder of record of such Note at the close of business on such Interest Record Date and (ii) the Redemption Price for such Note shall not include such accrued and unpaid interest and the Redemption Price shall be equal to 100% of the principal amount of the Notes to be redeemed.

SECTION 4.05. Notice of Redemption.

(a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption (“Notice of Redemption”) to the Trustee, the Paying Agent and each Holder whose Notes are to be redeemed at the address of such Holder in the Register.

(b) The Notice of Redemption shall identify the Notes and the aggregate principal amount thereof to be redeemed pursuant to the redemption and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the Conversion Rate and the Conversion Price;

(iv) the names and addresses of the Paying Agent and the Conversion Agent;

(v) the procedures a Holder must follow to convert its Notes;

(vi) the paragraph of the Notes pursuant to which the Notes are to be redeemed;

(vii) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price therefor;

(viii) the CUSIP number or numbers, as the case may be, of the Notes to be redeemed; and

(ix) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

(c) At the Company’s request, upon reasonable prior notice, the Trustee shall mail the Notice of Redemption in the Company’s name and at the Company’s expense; provided, however, that the form and content of such notice shall be prepared by the Company.

(d) A Notice of Redemption shall be irrevocable.

SECTION 4.06. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 4.03 of this Eighteenth Supplemental Indenture, it shall notify the Trustee of the Redemption Date, the applicable provision of the Indenture pursuant to which the redemption is to be made and the aggregate principal amount of Notes to be redeemed, which notice shall be provided to the Trustee by the Company 15 days prior to the mailing, in accordance with Section 4.05 of this Eighteenth Supplemental Indenture, of the Notice of Redemption (unless a shorter notice period shall be satisfactory to the Trustee). So long as the Notes are registered in the name of Cede & Co., the Notes or any portion thereof shall be selected by the Depositary in accordance with its customary procedures.

SECTION 4.07. Selection of Notes to Be Redeemed. If the Company has elected to redeem fewer than all the Notes pursuant to Section 4.03 of this Eighteenth Supplemental Indenture, the Trustee shall, within five Business Days after receiving the notice specified in Section 4.06 of this Eighteenth Supplemental Indenture, select the Notes to be redeemed by lot, on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate. The Trustee shall make such selection from Notes then outstanding and not already to be redeemed by virtue of having been previously called for redemption. Notes and portions of them the Trustee selects for redemption shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and the principal amount thereof to be redeemed. The Registrar need not register the transfer of or exchange any Notes that have been selected for Redemption, except the unredeemed portion of the Notes being redeemed in part.

SECTION 4.08. Effect of Notice of Redemption.

(a) If the Company calls any or all of the Notes for redemption pursuant to Section 4.03 of this Eighteenth Supplemental Indenture, the right to convert the Notes called for redemption in accordance with Article XII of this Eighteenth Supplemental Indenture shall expire at the close of business on the Scheduled Trading Day prior to the Redemption Date, unless the Company defaults in the payment of the Redemption Price, in which case a holder of such Notes may convert them until the Redemption Price has been paid or duly provided for in accordance with Section 4.09 of this Eighteenth Supplemental Indenture. Once Notice of Redemption is mailed, Notes called for redemption become due and payable on the applicable Redemption Date and at the place or places stated in the Notice of Redemption, and, on and after such Redemption Date (unless there shall be a Default in the payment of the Redemption Price), except as otherwise provided herein, such Notes shall cease to bear interest, and all rights of the Holders with respect to such Notes shall terminate, other than the right to receive the Redemption Price upon surrender of such Notes to the Paying Agent (except that, if the Redemption Date is after an Interest Record Date and before the immediately following Interest Payment Date, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Notes at the close of business on such Interest Record Date without any requirement to surrender such Notes to the Paying Agent).

(b) Notwithstanding anything in the Indenture or the Notes to the contrary, there shall be no redemption of any Notes if the principal amount of the Notes has been accelerated pursuant to Section 6.02 of the Original Indenture and such acceleration shall not have been rescinded on or before the applicable Redemption Date. The Paying Agent will promptly return to the respective Holders thereof any Notes tendered to it for redemption during the continuance of such an acceleration.

SECTION 4.09. Payment of Redemption Price.

(a) Subject to receipt of funds by the Paying Agent as provided in Section 3.02(h) of this Eighteenth Supplemental Indenture, payment for each Note to be redeemed shall be made promptly after the later of (i) the Redemption Date for such Notes, and (ii) the time such Note (together with all necessary endorsements) is surrendered or transferred, by book-entry, to the Trustee or the Paying Agent by the Holder thereof in the manner required by Section 4.08 of this Eighteenth Supplemental Indenture (except that, if the Redemption Date is after an Interest Record Date and before the immediately following Interest Payment Date, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Notes at the close of business on such Interest Record Date without any requirement to surrender such Notes to the Paying Agent). The Paying Agent shall return to the Company, as soon as practicable and upon receipt of written instructions, any money not required for that purpose.

(b) If, by 11:00 A.M., New York City time on the applicable Redemption Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment of the Redemption Price on all the Notes or portions thereof that are to be redeemed on such Redemption Date, then (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Redemption Price and previously accrued but unpaid interest upon delivery of the Notes).

(c) If the Redemption Price of any Note shall not be fully and duly paid in accordance herewith upon redemption, the portion of the Redemption Price that is not paid on the applicable Redemption Date shall bear interest pursuant to Section 3.02(f)(iv) of this Eighteenth Supplemental Indenture and such Note shall continue to be convertible pursuant to Article XII of this Eighteenth Supplemental Indenture.

SECTION 4.10. Notes Redeemed in Part.

(a) Any Note that is to be redeemed only in part shall be delivered pursuant to Section 4.08 of this Eighteenth Supplemental Indenture (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note, without service charge to the Holder, a new Note or Notes, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Note not submitted for redemption.

(b) If the Trustee (or, in the case of notes registered in the name of Cede & Co., the Depositary) selects a portion of a Holder’s Notes for partial redemption pursuant to Section 4.07 of this Eighteenth Supplemental Indenture and the Holder converts a portion of its Notes, the converted portion will be deemed to be from the portion selected for redemption.

SECTION 4.11. Repurchase of Notes at Option of the Holder.

(a) At the option of the Holder thereof, Notes (or portions thereof that are integral multiples of $1,000 in principal amount) shall be repurchased by the Company on each of August 1, 2017, August 1, 2022 and August 1, 2027 (each, an “Option Repurchase Date”), at a repurchase price, payable in cash, equal to the Option Repurchase Price for such Notes, upon:

(i) delivery to the Trustee or any Paying Agent, by such Holder, at any time from the open of business on the date that is 20 Business Days prior to the relevant Option Repurchase Date until the close of business on the Business Day immediately preceding the relevant Option Repurchase Date, of a Repurchase Notice, in the form set forth in the Notes or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(A) the certificate number(s) of the Notes which the Holder will deliver to be repurchased, if such Notes are certificated Notes;

(B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C) that such principal amount of Notes are to be repurchased by the Company as of the relevant Option Repurchase Date pursuant to the terms and conditions specified in paragraph 7 of the Notes and this Section 4.11 of this Eighteenth Supplemental Indenture; and

(D) delivery or book-entry transfer to the Trustee or a Paying Agent, at any time after delivery of such Repurchase Notice, of such Notes (together with all necessary endorsements), such delivery or transfer being a condition to receipt by the Holder of the Option Repurchase Price therefor (except that, if the relevant Option Repurchase Date is after an Interest Record Date and on or before the immediately following Interest Payment Date, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Notes at the close of business on such Interest Record Date without any requirement to surrender such Notes to the Paying Agent).

If such Notes are held in book-entry form through the Depositary, the Repurchase Notice, and each withdrawal of any Repurchase Notice, shall comply with applicable procedures of the Depositary.

Upon such delivery of Notes to the Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything in the Indenture or the Notes to the contrary, any Holder that has delivered the Repurchase Notice contemplated by this Section 4.11(a) to the Trustee or any Paying Agent shall have the right to withdraw such Repurchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the relevant Option Repurchase Date, of a written notice of withdrawal to the Trustee or any Paying Agent, which notice shall contain the information specified in Section 4.11(b)(vii) of this Eighteenth Supplemental Indenture.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Notwithstanding anything in the Indenture or the Notes to the contrary, if the relevant Option Repurchase Date with respect to a Note to be repurchased by the Company pursuant to a Repurchase at Holder’s Option is after an Interest Record Date and on or before the immediately following Interest Payment Date, then (i) accrued and unpaid interest on such Note to, but excluding, such Option Repurchase Date shall be paid, on such Interest Payment Date, to the Holder of record of such Note at the close of business on such Interest Record Date and (ii) the Option Repurchase Price for such Note shall not include such accrued and unpaid interest and the Option Repurchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased.

(b) The Company shall give notice of the Holders’ right to require a Repurchase at Holder’s Option (the “Option Repurchase Notice”), on or before the 20th Business Day prior to each Option Repurchase Date to the Trustee, each Paying Agent, each Holder at its address shown on the Register, and each beneficial owner as required by applicable law. The Option Repurchase Notice shall include the form of Repurchase Notice to be completed by a Holder and shall state:

(i) that Holders have the right to require the Company to repurchase all or any portion of their Notes pursuant to this Section 4.11 and the last date on which a Holder may exercise such right;

(ii) the Option Repurchase Price;

(iii) the Conversion Rate and the Conversion Price;

(iv) the names and addresses of the Trustee, each Paying Agent and the Conversion Agent;

(v) that Notes with respect to which a Repurchase Notice is given by a Holder may be converted pursuant to Article XII of this Eighteenth Supplemental Indenture only if such Repurchase Notice has been withdrawn in accordance with this Section 4.11;

(vi) the procedures the Holder must follow to exercise rights under this Section 4.11 and a brief description of those rights;

(vii) that a Holder will be entitled to withdraw its election in the Repurchase Notice if the Trustee or any Paying Agent receives, at any time prior to the close of business on the Business Day immediately preceding the relevant Option Repurchase Date, a letter or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (A) the name of such Holder, (B) a statement that such Holder is withdrawing its election to have Notes repurchased by the Company on the relevant Option Repurchase Date pursuant to a Repurchase at Holder’s Option, (C) the certificate number(s) of such Notes to be so withdrawn, if such Notes are certificated Notes, (D) the principal amount of the Notes of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (E) the principal amount, if any, of the Notes of such Holder that remain subject to the Repurchase Notice delivered by such Holder in accordance with this Section 4.11, which amount must be $1,000 or an integral multiple thereof; and

(viii) the CUSIP number or numbers, as the case may be, of the Notes.

At the Company’s request, upon reasonable prior notice, the Trustee shall mail such Option Repurchase Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Option Repurchase Notice shall be prepared by the Company.

No failure of the Company to give the Option Repurchase Notice shall limit any Holder’s right to exercise its rights to require the Company to repurchase such Holder’s Notes pursuant to a Repurchase at Holder’s Option.

(c) Notes with respect to which a Repurchase Notice has been duly delivered in accordance with this Section 4.11 may be converted pursuant to Article XII of this Eighteenth Supplemental Indenture only if such Repurchase Notice has been withdrawn in accordance with this Section 4.11 or if there shall be a Default in the payment of the consideration payable as herein provided upon a Repurchase at Holder’s Option.

SECTION 4.12. Repurchase at Option of Holder upon a Fundamental Change.

(a) In the event any Fundamental Change shall occur, unless the Company has exercised its right to redeem all outstanding Notes by delivering a Notice of Redemption pursuant to Section 4.05 of this Eighteenth Supplemental Indenture, the Company shall make an offer (a “Fundamental Change Offer”) to each Holder to repurchase all or any part (equal to integral multiples of $1,000 in principal amount) of such Holder’s Notes, unless (1) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Fundamental Change Offer by the Company pursuant to this Section 4.12, and (2) such third party repurchases all Notes properly tendered and not withdrawn under its offer. In a Fundamental Change Offer, the Company shall offer to repurchase Notes on a date selected by the Company (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than 35 calendar days, nor earlier than 20 calendar days, after the date the Fundamental Change Notice (as defined below) is mailed in accordance with Section 4.12(b) of this Eighteenth Supplemental Indenture, other than as required by law, at a price, payable in cash, equal to the Fundamental Change Repurchase Price for such Notes, and Holders shall have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase their Notes upon:

(i) delivery to the Trustee or any Paying Agent, by such Holder, at any time prior to the close of business on the Business Day immediately preceding the applicable Fundamental Change Repurchase Date, of a Repurchase Notice, in the form set forth in the Notes or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(A) the certificate number(s) of the Notes which the Holder will deliver to be repurchased, if such Notes are certificated Notes;

(B) the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C) that such principal amount of Notes are to be repurchased as of the applicable Fundamental Change Repurchase Date pursuant to the terms and conditions specified in this Section 4.12; and

(ii) delivery or book-entry transfer to the Trustee or a Paying Agent, at any time after delivery of such Repurchase Notice, of such Notes (together with all necessary endorsements), such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor (except that, if the Fundamental Change Repurchase Date is after an Interest Record Date and on or before the immediately following Interest Payment Date, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Notes at the close of business on such Interest Record Date without any requirement to surrender such Notes to the Paying Agent).

If such Notes are held in book-entry form through the Depositary, the Repurchase Notice, and each withdrawal of any Repurchase Notice, shall comply with applicable procedures of the Depositary.

Upon such delivery of Notes to the Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything in the Indenture or the Notes to the contrary, any Holder that has delivered the Repurchase Notice contemplated by this Section 4.12(a) to the Trustee or any Paying Agent shall have the right to withdraw such Repurchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the applicable Fundamental Change Repurchase Date, of a written notice of withdrawal to the Trustee or any Paying Agent, which notice shall contain the information specified in Section 4.12(b)(viii) of this Eighteenth Supplemental Indenture.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Notwithstanding anything in the Indenture or the Notes to the contrary, if the Fundamental Change Repurchase Date with respect to a Note to be repurchased by the Company pursuant to a Fundamental Change Offer is after an Interest Record Date and on or before the immediately following Interest Payment Date, then (i) accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date shall be paid, on such Interest Payment Date, to the Holder of record of such Note at the close of business on such Interest Record Date and (ii) the Fundamental Change Repurchase Price for such Note shall not include such accrued and unpaid interest and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased.

(b) Within 20 calendar days after the occurrence of a Fundamental Change (or, at the Company’s option, prior to the occurrence of a Fundamental Change, but after public announcement of the transaction or condition that constitutes or may constitute a Fundamental Change), the Company shall mail, or cause to be mailed, to each Holder of the Notes, at its address shown on the Register, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and of the Company’s offer to repurchase the Notes on the Repurchase Date specified in the Fundamental Change Notice. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee. Each Fundamental Change Notice shall state:

(i) the events causing the Fundamental Change;

(ii) the date of such Fundamental Change;

(iii) the Fundamental Change Repurchase Date;

(iv) the last date by which the Fundamental Change Repurchase Right must be exercised;

(v) the Fundamental Change Repurchase Price;

(vi) the names and addresses of the Paying Agent and the Conversion Agent;

(vii) a description of the procedures which a Holder must follow to exercise the Fundamental Change Repurchase Right;

(viii) that a Holder will be entitled to withdraw its election in the Repurchase Notice if the Trustee or any Paying Agent receives, at any time prior to the close of business on the Business Day immediately preceding the applicable Fundamental Change Repurchase Date, a letter or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (A) the name of such Holder, (B) a statement that such Holder is withdrawing its election to have Notes repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (C) the certificate number(s) of such Notes to be so withdrawn, if such Notes are certificated Notes, (D) the principal amount of the Notes of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (E) the principal amount, if any, of the Notes of such Holder that remain subject to the Repurchase Notice delivered by such Holder in accordance with this Section 4.12, which amount must be $1,000 or an integral multiple thereof;

(ix) the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

(x) that Notes with respect to which a Repurchase Notice is given by a Holder may be converted pursuant to Article XII of this Eighteenth Supplemental Indenture only if such Repurchase Notice has been withdrawn in accordance with this Section 4.12;

(xi) the CUSIP number or numbers, as the case may be, of the Notes; and

(xii) if provided prior to the date of the consummation of the Fundamental Change, that the Fundamental Change Notice is conditioned on the Fundamental Change occurring prior to the applicable Fundamental Change Date.

At the Company’s request, upon reasonable prior notice, the Trustee shall mail such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right to exercise a Fundamental Change Repurchase Right.

(c) Notes with respect to which a Repurchase Notice has been duly delivered in accordance with this Section 4.12 may be converted pursuant to Article XII of this Eighteenth Supplemental Indenture, if such Repurchase Notice has been withdrawn in accordance with this Section 4.12.

SECTION 4.13. Payment of Option Repurchase Price or Fundamental Change Repurchase Price.

(a) Subject to the provisions of Section 4.11 and Section 4.12 of this Eighteenth Supplemental Indenture, the Company shall pay, or cause to be paid, the Option Repurchase Price or the Fundamental Change Repurchase Price, as the case may be, with respect to each Note to be repurchased to the Holder thereof as promptly as practicable, but in no event later than the later of the Option Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, and the time such Note (together with all necessary endorsements) is surrendered or transferred, physically or by book-entry, to the Paying Agent (except that, if the Option Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, is after an Interest Record Date and on or before the immediately following Interest Payment Date, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder(s) of record of such Notes at the close of business on such Interest Record Date without any requirement to surrender or transfer such Notes to the Paying Agent).

(b) Subject to receipt of funds by the Paying Agent as provided by Section 3.02(h) of this Eighteenth Supplemental Indenture, payment for the Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Option Repurchase Date or the Fundamental Change Repurchase Date, as the case may be) shall be made promptly after the later of (i) the Option Repurchase Date or Fundamental Change Repurchase Date, as the case may be, for such Notes (provided that the Holder has satisfied the conditions in Sections 4.11(a) or 4.12(a) of this Eighteenth Supplemental Indenture, as the case may be), and (ii) the time such Note (together with all necessary endorsements) is surrendered or transferred, physically or by book-entry, to the Trustee or the Paying Agent by the Holder thereof in the manner required by Section 4.13(a) of this Eighteenth Supplemental Indenture (except that, if the Option Repurchase Date or Fundamental Change Repurchase Date, as the case may be, is after an Interest Record Date and on or before the immediately following Interest Payment Date, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder(s) of record of such Notes at the close of business on such Interest Record Date without any requirement to surrender or transfer such Notes to the Trustee or the Paying Agent). The Paying Agent shall return to the Company, as soon as practicable and upon receipt of written instructions, any money not required for that purpose.

(c) If, by 11:00 A.M., New York City time on the Option Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Option Repurchase Date, then (i) such Notes or portions thereof will cease to be outstanding, (ii) interest will cease to accrue on such Notes or portions thereof (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes or portions thereof will terminate

(other than the right to receive the Option Repurchase Price or Fundamental Change Repurchase Price, as the case may be, and previously accrued but unpaid interest upon delivery of the Notes).

(d) Any Note which is to be submitted for repurchase pursuant to Section 4.11 or Section 4.12 of this Eighteenth Supplemental Indenture only in part shall be delivered pursuant to Section 4.11 or Section 4.12, as the case may be (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Note not duly submitted for Repurchase upon Fundamental Change.

(e) If any Note shall not be fully and duly paid in accordance herewith upon repurchase, the unpaid portion of the consideration payable on the Option Repurchase Date or Fundamental Change Repurchase Date, as the case may be, shall bear interest pursuant to Section 3.02(f)(iv) of this Eighteenth Supplemental Indenture and such Note shall continue to be convertible pursuant to Article XII of this Eighteenth Supplemental Indenture.

SECTION 4.14. Repurchases Following Acceleration of the Notes. Notwithstanding anything in the Indenture or the Notes to the contrary, there shall be no repurchase of any Notes pursuant to Section 4.11 or Section 4.12 of this Eighteenth Supplemental Indenture if the principal amount of the Notes has been accelerated pursuant to Section 6.02 of the Original Indenture and such acceleration shall not have been rescinded on or before the Option Repurchase Date or Fundamental Change Repurchase Date, as the case may be (except in the case of an acceleration resulting from a Default by the Company in the payment of the Option Repurchase Price or Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes tendered to it for repurchase pursuant to Section 4.11 or 4.12 of this Eighteenth Supplemental Indenture, as the case may be, during the continuance of such an acceleration (except in the case of an acceleration resulting from a Default by the Company in the payment of the Option Repurchase Price or Fundamental Change Repurchase Price with respect to such Notes) and shall cancel any instructions for a book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, as the case may be, the Repurchase Notice or Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 4.15. Covenant to Comply with Applicable Laws Upon Repurchases. Notwithstanding anything in the Indenture or the Notes to the contrary, in connection with any repurchase offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4, Rule 14e-1 and Regulation 14E thereunder, and with any other tender offer rules under the Exchange Act, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws, and to the extent that the provisions of any such laws or regulations conflict with the provisions of the Indenture of the Notes, compliance with such laws and regulations will not be deemed a breach of the Company’s obligations under such provisions of the Indenture or the Notes.

ARTICLE V

Registrar of Securities; Paying Agent; Conversion Agent

SECTION 5.01. Appointment of Registrar, Paying Agent and Conversion Agent. The Company hereby appoints the Trustee as the Registrar and initial Paying Agent and Conversion Agent. The books of the Registrar for the Notes will be initially maintained at the corporate trust office of the Trustee.

ARTICLE VI

Certain Covenants

The Company covenants as follows:

SECTION 6.01. Reports to Holders of the Notes.

(a) The Company shall deliver to the Trustee copies of the Company’s annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after the Company is required to file such annual and quarterly reports, information, documents and other reports with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents that are filed by the Company with the SEC via EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee as of the time such documents are filed with EDGAR. The Company shall comply with the other provisions of Trust Indenture Act § 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). For the avoidance of doubt, the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC.

(b) In addition, if at any time the Company is not required to file with the SEC the annual and quarterly reports, information, documents and other reports described in clause (a) of this Section 6.01, the Company shall furnish to the Holders, holders of any Common Stock issuable upon conversion of the Notes, and to beneficial owners and prospective investors in such Notes or shares, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as these securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act. The Company shall take such further action as any Holder or beneficial owner of such Notes or such Common Stock may reasonably request to the extent required from time to time to enable such Holder or beneficial owner to sell such Notes or shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

SECTION 6.02. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture.

SECTION 6.03. Future Subsidiary Guarantees. The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee, assume or in any manner become liable with respect to any of the Other Public Notes or other Debt Securities (other than any guarantees of Other Public Notes in existence on the date hereof by Inactive Subsidiaries) unless such Restricted Subsidiary contemporaneously executes and delivers a supplemental indenture to the Indenture providing for the guarantee of the Notes on the same terms as the guarantee of such Other Public Notes or Debt Securities (except that the guarantee of any Other Public Notes or Debt Securities that are subordinated to the Notes shall be subordinated to the guarantee of the Notes to the same extent as such Other Public Notes or Debt Securities are subordinated to the Notes).

ARTICLE VII

Successor Corporation

SECTION 7.01. Merger and Sale of Assets by the Company. The Company shall not consolidate with or merge with or into, or transfer all or substantially all of its assets to, another Person unless:

(a) either (i) the Company is the surviving corporation or (ii) the resulting, surviving or transferee Person (if other than the Company) is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and expressly assumes by supplemental indenture all the obligations of the Company under the Indenture and the Notes;

(b) immediately after giving effect to, and as a result of, such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (or the supplemental indentures together) comply with this Section 7.01 and that all the conditions precedent relating to the transaction set forth in this Section 7.01 have been fulfilled.

SECTION 7.02. Successor Corporation Substituted. Upon any event described in and in compliance with Section 7.01 of this Eighteenth Supplemental Indenture, the successor Person (if other than the Company) shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, with the same effect as if it had been named herein as the party of the first part, and the predecessor Person will be relieved of all obligations and covenants under the Indenture.

ARTICLE VIII

Events of Default

SECTION 8.01. Additional Events of Default. In addition to the Events of Default specified in the Original Indenture, the following shall constitute Events of Default under Section 6.01 of the Original Indenture with respect to the Notes:

(i) there is a failure to deliver the Make-Whole Applicable Increase upon a conversion in connection with a Make-Whole Fundamental Change as described in Section 12.12 of this Eighteenth Supplemental Indenture, which failure continues for a period of 10 Business Days past the applicable delivery date;

(ii) the Company fails to timely provide a Fundamental Change Notice, as required by the provisions of the Indenture;

(iii) there is a default by the Company with respect to its obligation to deliver the consideration due upon conversion of the Notes, in accordance with Section 12.02, Section 12.09 or Section 12.12 of this Eighteenth Supplemental Indenture, and such default continues for a period of 10 Business Days past the applicable settlement date;

(iv) the Company fails to comply with its obligation to redeem the Notes or to repurchase the Notes at the option of a Holder upon a Fundamental Change or on any Option Repurchase Date, in each case in accordance with Article IV of this Eighteenth Supplemental Indenture;

(v) default under any mortgage, indenture (including the Original Indenture and the supplemental indentures thereto in respect of the terms of the Other Public Notes) or instrument under which is issued or which secures or evidences Indebtedness of the Company or any Restricted Subsidiary (other than the Notes and Non-Recourse Indebtedness) which default constitutes a failure to pay principal of such Indebtedness in an amount of $35,000,000 or more when due and payable (other than as a result of acceleration) or results in Indebtedness (other than the Notes and Non-Recourse Indebtedness) in the aggregate of $35,000,000 or more becoming or being declared due and payable before it would otherwise become due and payable;

(vi) entry of a final judgment for the payment of money against the Company or any Restricted Subsidiary in an amount of $5,000,000 or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal such judgment has expired or becomes subject to an enforcement proceeding; and

(vii) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee.

With respect to the Event of Default specified in Section 6.01(3) of the Original Indenture as applicable to the Notes, the first sentence of the last paragraph of Section 6.01 of the Original Indenture shall be revised to replace “60 days” with “30 days.”

SECTION 8.02. Reporting Event of Default.

(a) Notwithstanding anything in the Indenture or the Notes to contrary, if:

(i) an Event of Default occurs pursuant to Section 6.01(3) of the Original Indenture solely as a result of the Company’s failure to comply with Section 6.01 of this Eighteenth Supplemental Indenture (such Event of Default, a “Reporting Event of Default”); and

(ii) on or before the close of business on the last Business Day immediately preceding the date on which such Reporting Event of Default first occurs, the Company notifies, in writing, each Holder and the Trustee and Paying Agent that it elects the provisions of this Section 8.02 to apply with respect to such Reporting Event of Default (such notice, the “Reporting Event of Default Election Notice”), then:

(A) the sole remedy for such Reporting Event of Default during the period consisting of the 180 calendar days after the date such Reporting Event of Default occurs shall consist of the payment of additional interest (“Additional Interest”) on each Note at a rate equal to 0.25% per annum on the principal amount of each Note for each day during the first 90 days following the occurrence of the Reporting Event of Default and at a rate equal to 0.50% per annum on the principal amount of each Note for each day from the 91st day until the 180th day following the occurrence of the Reporting Event of Default;

(B) such Additional Interest shall be payable in arrears on each Interest Payment Date in the same manner as regular interest on the Notes, and all references herein to “interest” shall, unless the context requires otherwise, be deemed to include Additional Interest;

(C) such Additional Interest shall accrue from, and including, the date such Reporting Event of Default first occurs to, but excluding, the 180th day thereafter or, if earlier, the date on which such Reporting Event of Default shall have been cured or waived; and

(D) on the 180th day following the date such Reporting Event of Default first occurs, the Notes shall be subject to acceleration as provided in Section 6.02 of the Original Indenture if such Reporting Event of Default is not cured or waived prior to such date.

(b) In the event that the Company does not elect to pay Additional Interest following a Reporting Event of Default in accordance with this Section 8.02, the Notes shall be subject to acceleration as provided in Section 6.02 of the Original Indenture.

(c) The provisions of this Section 8.02 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. The provisions of this Section 8.02 shall not be applicable in the event that the failure to comply with reporting obligations that gives rise to an Event of Default also gives rise to a default under, and results in the acceleration of, other indebtedness for borrowed money of the Company or any Subsidiary (other than Indebtedness that is non-recourse to the Company or any Subsidiary), in which case the Event of Default shall be subject to the remedies that are otherwise applicable as provided herein.

SECTION 8.03. Inapplicability of Cure Provisions to Certain Events of Default. With respect to Section 6.01(3) of the Original Indenture, the failure of the Company to comply with Section 7.01 of this Eighteenth Supplemental Indenture will constitute an Event of Default with notice as provided in Section 6.01 of the Original Indenture, but without passage of time.

ARTICLE IX

Defeasance and Discharge

SECTION 9.01. Defeasance and Discharge. The provisions of Article Eight of the Original Indenture (other than Section 8.04 of the Original Indenture) shall not be applicable to the Notes.

SECTION 9.02. Termination of the Company’s Obligations. When the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, then the Indenture shall cease to be of further effect with respect to the Notes (except as to the rights, obligations and immunities of the Trustee under the Indenture which expressly provide that they survive such termination), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 9.03 of this Eighteenth Supplemental Indenture and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging the Indenture with respect to the Notes; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee, in connection with the Indenture or the Notes.

SECTION 9.03. Officers’ Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under Section 9.02 of this Eighteenth Supplemental Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.

Each such Officers’ Certificate and Opinion of Counsel provided for in the Indenture and delivered to the Trustee with respect to compliance with a condition or covenant pursuant to the previous paragraph shall comply with the provisions of Section 10.05 of the Original Indenture.

ARTICLE X

Modifications and Waivers

SECTION 10.01. Without Consent of Holders. In addition to the provisions of Section 9.01 of the Original Indenture, the Company and the Trustee may execute a supplemental indenture without the consent of the Holders of the Notes:

(i) to conform the text of the Indenture or the Notes to any provision under the heading “Description of Notes” in the Prospectus Supplement;

(ii) to release a Guarantor from its obligations under its Guarantee, the Notes or the Indenture in accordance with the applicable provisions of the Indenture and to evidence the succession of another Person to such Guarantor and the assumption by it of the obligations of such Guarantor under the Indenture and such Guarantee;

(iii) to add Guarantees with respect to the Notes; or

(iv) to pledge collateral to secure the Notes and Guarantees and to release any collateral securing the Notes and Guarantees as provided in the Indenture.

SECTION 10.02. With Consent of Holders. In addition to the provisions of Section 9.02 of the Original Indenture (other than subclause (3) thereof, which shall be inapplicable with respect to the Notes, which shall instead be subject to clause (b) below), without the consent of each Holder of a Note affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04 of the Original Indenture, may not:

(i) make any change that impairs or adversely affects the conversion rights of any Note under Article XII of this Eighteenth Supplemental Indenture, or reduce the number of shares of Common Stock or any other property receivable upon conversion of any Note in accordance with Article XII of this Eighteenth Supplemental Indenture;

(ii) reduce the principal of or change the Maturity Date of any Note, reduce the Redemption Price, the Option Repurchase Price or the Fundamental Change Repurchase Price, or make any other change in any manner adverse to any Holders of the Notes with respect to the Company’s obligations to redeem or repurchase the Notes, including in connection with a Fundamental Change;

(iii) waive a continuing Default or Event of Default in the payment of the principal of or interest on any Note or a failure to redeem or repurchase any Notes as required under the Indenture; or

(iv) make any change to this Section 10.02.

It will not be necessary for the consent of the Holders under this Article X to approve the particular form of any proposed amendment, supplement or waiver, but it will be sufficient if the consent approves the substance of the amendment, supplement or waiver.

ARTICLE XI

Guarantee

SECTION 11.01. Unconditional Guarantee. Each Guarantor hereby unconditionally, jointly and severally, and irrevocably guarantees (each such guarantee to be referred to herein as a “Guarantee”) on an unsubordinated basis to each Holder of the Notes and to the Trustee and its successors and assigns that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, by redemption, by conversion or otherwise and interest on the overdue principal, if any (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable), and interest on any interest of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder, will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, by redemption, by conversion or otherwise, subject, however, to the limitations set forth in Section 11.04 of this Eighteenth Supplemental Indenture. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Section 11.03 of this Eighteenth Supplemental Indenture, this Guarantee will not be discharged except by complete performance of the obligations of the Company contained in the respective Notes and the Indenture with respect to the respective Notes. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 11.02. Severability. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03. Release of a Guarantor; Termination of Guarantee.

(a) Upon:

(i) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all its assets or its Capital Stock) to an entity which is not (after giving effect to such transaction) a Restricted Subsidiary or the Company;

(ii) any Restricted Subsidiary ceasing to be a Restricted Subsidiary; or

(iii) any Guarantor ceasing to guarantee all Other Public Notes and all other Debt Securities,

and in each such case, such Guarantor shall be deemed automatically and unconditionally released and discharged from all the Guarantor’s obligations under the Guarantee with respect to the Notes without any further action required on the part of the Guarantor, the Company, the Trustee or any Holder. In the event of a transfer of all or substantially all of the assets or Capital Stock of such Guarantor to an entity which is not (after giving effect to such transaction) a Restricted Subsidiary or the Company, the Person acquiring such assets or stock of such Guarantor shall not be subject to the Guarantor’s obligations under the Guarantee.

(b) An Unrestricted Subsidiary that is a Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article XI with respect to the Notes upon notice from the Company to the Trustee to such effect, without any further action required on the part of the Guarantor, the Company, the Trustee or any Holder.

(c) The Guarantee shall terminate and be of no further force or effect upon the redemption in full, retirement or other discharge of Notes. The Trustee shall deliver an appropriate instrument evidencing any such release upon receipt of a request by the Company accompanied by an Officers’ Certificate and Opinion of Counsel certifying as to the compliance with this Section 11.03.

(d) Any Guarantor not released in accordance with this Section 11.03 remains liable for the full amount of principal of and interest on the Notes as provided in this Article XI.

SECTION 11.04. Limitation of a Subsidiary Guarantor’s Liability. Notwithstanding anything contained herein to the contrary, it is the intention of the parties that the guarantee by each Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the parties hereby irrevocably agree that the obligations of each Guarantor under its Guarantee of the Notes shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.06 of this Eighteenth Supplemental Indenture), result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.05. Guarantors May Consolidate, Etc. on Certain Terms.

(a) Except as permitted under Section 11.03 of this Eighteenth Supplemental Indenture, no Guarantor may transfer all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor in a transaction to which subsection (b) applies, unless (i) the Person acquiring the property in any such transfer or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under the Indenture (including its Guarantee of the Notes) pursuant to an agreement reasonably satisfactory to the Trustee and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

(b) Nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any transfer of all or substantially all assets of a Guarantor to the Company or another Guarantor. Upon any such consolidation, merger, or transfer between a Guarantor and the Company or another Guarantor, the Guarantee given by the non-surviving or transferring Guarantor in the transaction shall no longer have any force or effect.

SECTION 11.06. Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Guarantee with respect to the Notes, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to any Notes or any other Guarantor’s obligations with respect to the Guarantee of the Notes. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Guarantor in respect of the obligations of its Guarantee of the Notes), but excluding liabilities under the Guarantee of the Notes, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Company in respect of the obligations of such Guarantor under its Guarantee of the Notes), excluding debt in respect of the Guarantee of the Notes of such Guarantor, as they become absolute and matured.

SECTION 11.07. Waiver of Subrogation. Until all guaranteed obligations under the Indenture and with respect to all Notes are paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under the Guarantee of the Notes and the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of the Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the waiver set forth in this Section 11.07 is knowingly made in contemplation of such benefits.

SECTION 11.08. Compensation and Indemnity. Each of the Guarantors agrees to jointly and severally, with the Company, indemnify the Trustee as set forth in Section 7.07 of the Original Indenture.

SECTION 11.09. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 11.10. Successors and Assigns. This Article XI shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Notes and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

SECTION 11.11. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders of Notes in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders of Notes herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

ARTICLE XII

Conversion

SECTION 12.01. General; Conversion Privilege. Subject to and upon compliance with the provisions of Article IV of this Eighteenth Supplemental Indenture and this Article XII, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion of the principal amount of a Note, if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, at an initial conversion rate of 123.7662 shares of Common Stock (the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 12.02 below, the “Conversion Obligation”). The Conversion Rate shall be subject to adjustment in accordance with Sections 12.05 through 12.12 of this Eighteenth Supplemental Indenture.

SECTION 12.02. Conversion Procedure and Settlement upon Conversion.

(a) Upon conversion of any Note, the Company shall deliver to the converting Holder or such converting Holder’s nominee or nominees, in respect of each $1,000 principal amount of Notes being converted, a number of shares of Common Stock equal to the product of (i) the aggregate principal amount of Notes to be converted divided by $1,000 and (ii) the Conversion Rate, together with a cash payment, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 12.02(f) of this Eighteenth Supplemental Indenture, on the third Business Day immediately following the relevant Conversion Date. The Person in whose name any shares of Common Stock due upon such conversion are to be registered shall be treated as the stockholder of record of such shares as of the close of business on the relevant Conversion Date of such conversion, and either stock certificates shall be delivered, or a book-entry transfer through the Depositary shall be made, in either case together with a cash payment, if applicable, in lieu of any fractional share, to such Person for such shares of Common Stock on such third Business Day, except in connection with any Merger Event in accordance with Section 12.09 of this Eighteenth Supplemental Indenture and as provided in Section 12.12 of this Eighteenth Supplemental Indenture. On and after such Conversion Date, all rights of the Holder(s) of such Note with respect to such Note shall terminate, other than the right to receive the consideration due upon such conversion in accordance with the Indenture (except that, if such Conversion Date is after an Interest Record Date and before the immediately following Interest Payment Date, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Notes at the close of business on such Interest Record Date without any requirement to surrender such Notes to the Paying Agent).

(b) To convert a Note that is a certificated Note, a Holder must do each of the following:

(i) complete and manually sign the Conversion Notice on the back of the Note, or a facsimile of the Conversion Notice, and deliver such Conversion Notice to the Conversion Agent;

(ii) surrender the Note to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents;

(iv) pay all transfer or similar taxes, if any, as required by Section 12.03 of this Eighteenth Supplemental Indenture; and

(v) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in clause (c) of this Section 12.02 of this Eighteenth Supplemental Indenture.

If a Holder’s interest in a Note is a beneficial interest in a Global Note, in order to convert the Holder must comply with the last three requirements listed above for conversions of certificated Notes and comply with the Depositary’s procedures for converting a beneficial interest in a Global Note. No Conversion Notice with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Repurchase Notice in accordance with Section 4.11 or Section 4.12 of this Eighteenth Supplemental Indenture.

A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth above in this clause (b) with respect to such Note. From and after the Conversion Date, such Note shall cease to be outstanding, and interest, if any, shall cease to accrue on such Note unless there shall be a Default in the delivery of the shares of Common Stock (and payment of cash in lieu of any fractional share) deliverable (or payable) hereunder upon such conversion (except that, if such Conversion Date is after an Interest Record Date and before the immediately following Interest Payment Date, then accrued and unpaid interest on such Note to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder of record of such Note at the close of business on such Interest Record Date without any requirement to surrender such Note to the Paying Agent).

A Holder may obtain copies of the required form of Conversion Notice from the Conversion Agent.

(c) Upon conversion of a Note in accordance with this Article XII, the Holder of such Note shall not be entitled to receive, on account of such conversion, any separate cash payment or shares for accrued and unpaid interest, except as provided in the immediately following sentence. The Company’s delivery of the consideration due upon any conversion of a Note will be deemed to satisfy in full the Company’s obligation to pay (i) the principal amount of such Note, and (ii) accrued and unpaid interest to, but excluding, the Conversion Date of such conversion. As a result, accrued and unpaid interest to, but excluding, such Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. If a Holder surrenders a Note for conversion after the close of business on an Interest Record Date and prior to the open of business on the immediately following Interest Payment Date, then, notwithstanding such conversion, the interest payable with respect to such Note on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Note at the close of business on such Interest Record Date; provided, however, that such Note, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such Interest Payment Date on the portion of such Note to be so converted, except that no such payment is required (i) if the Company shall have specified a Redemption Date or Fundamental Change Repurchase Date that is after such Interest Record Date and on or prior to such Interest Payment Date, (ii) if the Conversion Date for such conversion is after the Interest Record Date that immediately precedes the Maturity Date, or (iii) to the extent of any Defaulted Interest, if any Defaulted Interest exists as of the Conversion Date.

(d) If a Holder converts more than one Note at the same time, the number of full shares of Common Stock issuable, if any, upon such conversion shall be based on the total principal amount of all Notes converted.

(e) Upon surrender of a Note that is converted in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unconverted portion of the Note surrendered.

(f) The Company shall not issue any fractional shares of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion of a Note based on the Last Reported Sale Price of the Common Stock on the relevant Conversion Date.

SECTION 12.03. Taxes On Conversion. If a Holder converts its Note, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of shares of Common Stock upon such conversion, if any, unless the tax is due because such Holder requests that the shares of Common Stock be issued in a name other than such Holder’s name, in which case such Holder shall pay such tax. Nothing herein shall preclude any tax withholding required by law or regulation.

SECTION 12.04. Company to Provide Stock. The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the outstanding Notes (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder).

All shares of Common Stock which may be issued upon conversion of the Notes shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock, if applicable, upon conversion of Notes.

SECTION 12.05. Conversion Rate Adjustments. The Conversion Rate shall be subject to adjustment from time to time only as set forth below; provided, however, that the Company shall not make any adjustments to the Conversion Rate if Holders participate (as a result of holding the Notes, and at the same time as the holders of the Common Stock participate) in any of the transactions described in this Section 12.05 as if such Holders held a number of shares of Common Stock equal to the Conversion Rate immediately prior to the event that otherwise would result in a Conversion Rate adjustment, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, without having to convert their Notes.

(a) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR’ = CR0 x	OS’
OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR’ = the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0 = the number of shares of the Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

OS’ = the number of shares of the Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made pursuant to this Section 12.05(a) shall become effective immediately after (x) the close of business on the Record Date for such dividend or distribution or (y) the open of business on the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this Section 12.05(a) is declared but not so paid or made, the new Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company distributes to all or substantially all holders of Common Stock any rights or warrants entitling them to purchase, for a period of not more than 45 days after the declaration date for the distribution, shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, the Conversion Rate will be adjusted based on the following formula:

CR’ = CR0 x	OS0 + X
OS0 + Y

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR’ = the new Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

OS0 = the number of shares of the Common Stock outstanding immediately prior to the close of business on the Record Date for such distribution;

X = the total number of shares of the Common Stock issuable pursuant to such rights or warrants; and

Y = the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including the Trading Day immediately preceding the declaration date for such distribution.

For the purposes of this Section 12.05(b) in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the Last Reported Sale Price per share of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution, and in determining the aggregate exercise price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable upon exercise thereof, with the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors.

Any increase made under this Section 12.05(b) will be made successively whenever any such rights or warrants are distributed and shall become effectively immediately after the close of business on the Record Date. If any right or warrant described in this Section 12.05(b) is not exercised prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of the Common Stock actually delivered. If such rights or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to distribute such rights or warrants, to the Conversion Rate that would then be in effect if the Record Date for the distribution had not occurred.

(c) If the Company distributes shares of capital stock, evidences of the Company’s indebtedness or other assets or property or rights, options or warrants to acquire the Company’s capital stock or other securities, to all or substantially all holders of Common Stock, excluding:

(i) dividends, distributions, rights or warrants as to which an adjustment was effected pursuant to Section 12.05(a) and Section 12.05(b) of this Eighteenth Supplemental Indenture;

(ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 12.05(d) below; and

(iii) spin-offs to which the provisions set forth below in this Section 12.05(c) shall apply,

(any of such shares of Capital Stock, evidences of indebtedness or other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate will be adjusted based on the following formula:

CR’ = CR0 x	SP0
SP0 – FMV

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR’ = the new Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0 = the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on and including the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 12.05(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

The adjustment described in the preceding paragraph of this Section 12.05(c) shall become effective immediately after the close of business on the Record Date for the applicable distribution.

With respect to an adjustment pursuant to this Section 12.05(c) where there has been a distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit that are, or when issued, will be, traded on a U.S. national securities exchange, (each, a “spin-off”) the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Ex-Dividend Date of the spin-off will be increased based on the following formula:

CR’ = CR0 x	FMV0 + MP0
MP0

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the tenth Trading Day immediately following, and including, the Ex-Dividend Date of the spin-off;

CR’ = the new Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the Ex-Dividend Date of the spin-off;

FMV0 = the average of the Last Reported Sale Prices of the capital stock or similar equity interest (determined as if references in the definition of “Last Reported Sale Price” to the Common Stock were to such capital stock or similar equity interest) distributed to holders of the Common Stock applicable to one share of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the Ex-Dividend Date of the spin-off; and

MP0 = the average of the Last Reported Sale Prices of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the Ex-Dividend Date of the spin-off.

The adjustment described in the preceding paragraph of this Section 12.05(c) shall occur immediately after the close of business on the tenth Trading Day immediately following, and including, the Ex-Dividend Date of the spin-off; provided that, for purposes of determining the Conversion Rate in respect of any conversion during the ten Trading Days following the effective date of any spin-off, references within the portion of this Section 12.05(c) related to “spin-offs” to ten trading days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such spin-off and the relevant Conversion Date.

If any dividend or distribution described in this Section 12.05(c) is declared but not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For purposes of this Section 12.05(c) (and subject in all respect to Section 12.11 of this Eighteenth Supplemental Indenture), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 12.05(c) (and no adjustment to the

Conversion Rate under this Section 12.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 12.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Eighteenth Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 12.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR’ = CR0 x	SP0
SP0 – C

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR’ = the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0 = the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C = the amount in cash per share the Company distributes to holders of Common Stock.

Such an adjustment to the Conversion Rate made pursuant to this Section 12.05(d) shall become effective immediately after the close of business on the Record Date for the applicable dividend or distribution. If any dividend or distribution described in this Section 12.05(d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	AC + (SP’ x OS’)
OS0 x SP’

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the ten consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires;

CR’ = the new Conversion Rate in effect immediately following the close of business on the last Trading Day of the ten consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of such tender or exchange offer (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS’ = the number of shares of the Common Stock outstanding immediately after the expiration of such tender or exchange offer (after giving effect to the purchase or exchange of shares of Common Stock pursuant to such tender or exchange offer); and

SP’ = the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate pursuant to this Section 12.05(e) shall become effective immediately following the close of business on the tenth Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate in respect of any conversion during the ten Trading Days following the date that any tender or exchange offer expires, references within this Section 12.05(e) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date. If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f) In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company may, subject to any applicable stock exchange listing requirements, increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. Any such determination by the Board of Directors shall be conclusive. The Company may, in its sole discretion, increase the Conversion Rate as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of Capital Stock (or rights to acquire Capital Stock) or from any event treated as such for tax purposes. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Note at its last address appearing on the Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

SECTION 12.06. No Adjustment.

(a) No adjustment to the Conversion Rate shall be made except as specifically set forth in this Article XII.

(b) No adjustment in the Conversion Rate pursuant to this Article XII shall be required unless the adjustment would require a change of at least one percent (1.0%) in the Conversion Rate. However, any adjustments which are not required to be made because they would have required an increase or decrease of less than one percent (1.0%) shall be carried forward and be made on the first to occur of (i) any subsequent adjustment when the cumulative net effect of all adjustments not yet made will result in a change of at least one percent (1.0%) of the Conversion Rate and (ii) any conversion of the Notes.

(c) Except as expressly provided in this Article XII, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities;

provided, however, that if the application of the Conversion Rate adjustment provisions of Section 12.05 of this Eighteenth Supplemental Indenture would result in a decrease in the Conversion Rate, then no adjustment to the Conversion Rate shall be made (other than as a result of a share combination and readjustments as expressly provided in Section 12.05 of this Eighteenth Supplemental Indenture).

(d) Without limiting the foregoing, the Conversion Rate will not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause and outstanding as of the date the Notes were first issued;

(iv) solely for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest, if any.

SECTION 12.07. Notice of Adjustment. Whenever the Conversion Rate is adjusted the Company shall mail, within 15 calendar days following such adjustment, a notice of such adjustment to Holders at the addresses appearing on the Registrar’s books and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

SECTION 12.08. Adjustment of Prices. Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices or the Stock Price for purposes of a Make-Whole Fundamental Change over a span of multiple days, the Board of Directors shall make appropriate adjustments to such Last Reported Sale Prices or the Stock Price, as applicable, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date of the event occurs, at any time during the period when the Last Reported Sale Prices or the Stock Prices are to be calculated.

SECTION 12.09. Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion.

(a) In the event of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting solely from a subdivision or combination for which an adjustment to the Conversion Rate is made pursuant to Section 12.05(a) of this Eighteenth Supplemental Indenture);

(ii) a consolidation, merger, binding share exchange or combination involving the Company;

(iii) a sale, lease or conveyance to another Person or entity of all or substantially all of the Company’s assets; or

(iv) any statutory share exchange,

in each case, in which holders of Common Stock would be entitled to receive stock, other securities, other property, assets or cash for their Common Stock (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities, other property, assets or cash that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture pursuant to Section 9.01(2) of the Original Indenture providing for such change in the right to convert each $1,000 principal amount of Notes. In addition, any increase in the Conversion Rate pursuant to Section 12.12 of this Eighteenth Supplemental Indenture will not be payable in additional shares of Common Stock but will represent a right to receive the aggregate amount of Reference Property into which the additional shares of Common Stock would convert in the Merger Event from the surviving entity (or a direct or indirect parent thereof). If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Make-Whole Applicable Increase pursuant to Section 12.12 of this Eighteenth Supplemental Indenture), multiplied by the price paid per share of Common Stock in such Merger Event and (y) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the Conversion Date.

(b) The supplemental indenture referred to in clause (a) of this Section 12.09 shall provide for adjustments with respect to shares of stock or securities convertible into shares of stock included in Reference Property which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article XII. If the Reference Property includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such transaction, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes, including the Fundamental Change Repurchase Right, as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing.

(c) The provisions of this Section 12.09 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

(d) In the event the Company shall execute a supplemental indenture pursuant to this Section 12.09, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of Reference Property receivable by Holders of the Notes upon the conversion of their Notes after such transaction and any adjustments with respect to shares of stock or securities convertible into shares of stock included in Reference Property to be made on account of such Transaction.

SECTION 12.10. Trustee’s Disclaimer. The Trustee has no duty to determine when an adjustment under this Article XII should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 12.07 of this Eighteenth Supplemental Indenture. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued or delivered upon conversion of Notes, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article XII. The Trustee has no duty to determine whether a supplemental indenture under Section 12.09 of this Eighteenth Supplemental Indenture needs to be entered into or whether any provisions of any supplemental indenture are correct. Each Conversion Agent (other than the Company or an affiliate of the Company) shall have the same protection under this Section 12.10 as the Trustee.

SECTION 12.11. Rights Distributions Pursuant to Stockholders’ Rights Plans. Upon conversion of any Note or a portion thereof, the Company shall make provisions for the Holder thereof, to the extent such Holder is to receive any shares of Common Stock, if any, upon such conversion, to receive, in addition to, and concurrently with the delivery of, the consideration otherwise deliverable hereunder upon such conversion, the rights described in any stockholder’s rights plan the Company may have in effect at such time, unless such rights have separated from the Common Stock at the time of such conversion, in which case the Conversion Rate shall be adjusted upon such separation in accordance with Section 12.05(c) of this Eighteenth Supplemental Indenture. A further adjustment shall occur as described in Section 12.05(c) above if such rights become exercisable to purchase different securities, evidences of indebtedness, or assets, subject to readjustment in the event of the expiration, termination or redemption of such right.

SECTION 12.12. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection With Make-Whole Fundamental Changes.

(a) Notwithstanding anything in the Indenture or the Notes to the contrary, if the date a Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) is on or prior to August 5, 2017, then the Conversion Rate applicable to each Note to be converted shall, if the applicable Conversion Notice therefor is received by the Conversion Agent at any time from, and including, the Effective Date of such Make-Whole Fundamental Change to, and including, the close of business on the Business Day immediately preceding the applicable Fundamental Change Repurchase Date (or, if such Make-Whole Fundamental Change would have constituted a Fundamental Change but for an exception to or exclusion from the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change), be increased to an amount equal to the Conversion Rate that would, but for this Section 12.12, otherwise apply to such Note pursuant to this Article XII, plus an amount equal to the Make-Whole Applicable Increase.

(b) As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the number of additional shares of Common Stock to be added to the Conversion Rate per $1,000 principal amount of Notes, set forth in the table below, which corresponds to the Effective Date of such Make-Whole Fundamental Change and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in such Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date of the event occurs, during such five consecutive Trading Day period.

(c) The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The Make-Whole Applicable Increase set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 12.05 of this Eighteenth Supplemental Indenture.

(e) The following table sets forth the Make-Whole Applicable Increase to be received per $1,000 principal amount of Notes pursuant to this Section 12.12 for each Stock Price and Effective Date set forth below:

Stock Price
Effective Date	$5.67	$6.00	$8.00	$10.00	$12.00	$14.00	$16.00	$20.00	$25.00	$30.00	$35.00

August 6, 2012	52.6006	49.0671	27.0713	16.4023	10.5384	7.0481	4.7502	2.2536	0.9456	0.3316	0.0837
August 1, 2013	52.6006	48.8801	26.2527	15.3325	9.4637	6.0702	4.0066	1.8453	0.6690	0.1903	0.0162
August 1, 2014	52.6006	48.5903	24.7193	13.6224	7.9852	4.8032	3.0207	1.2188	0.3542	0.0520	0.0000
August 1, 2015	52.6006	47.0866	21.8444	10.8562	5.7031	3.1149	1.7314	0.5789	0.0936	0.0000	0.0000
August 1, 2016	52.6006	44.4133	16.9721	6.5833	2.6441	1.1126	0.4864	0.0780	0.0000	0.0000	0.0000
August 5, 2017	52.6006	42.8765	1.2338	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(f) The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the Make-Whole Applicable Increase will be determined by straight-line interpolation between the Make-Whole Applicable Increase set forth for the higher and lower Stock Price amounts and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is in excess of $35.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), the Make-Whole Applicable Increase will be zero and the Conversion Rate will not be increased pursuant to this Section 12.12; and

(iii) if the Stock Price is less than $5.67 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the Make-Whole Applicable Increase will be zero and the Conversion Rate will not be increased pursuant to this Section 12.12.

(g) Notwithstanding the foregoing, in no event will the total number of shares of Common Stock upon conversion exceed 176.3668 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate.

SECTION 12.13. Notice to Holders Prior to Certain Actions. In case of any:

(i) action by the Company or one of its Subsidiaries that would (as anticipated based on circumstances in effect at the time notice would be due under this Section 12.13, as determined in good faith by the Board of Directors) require an adjustment in the Conversion Rate pursuant to

Section 12.05 of this Eighteenth Supplemental Indenture;

(ii) Merger Event; or

(iii) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

SECTION 12.14. Calculation of Adjustments. All calculations and other determinations under this Article XII shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share or nearest cent, as applicable.

SECTION 12.15. Conversion Responsibilities of Trustee and Conversion Agent. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment to the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed herein or in any supplemental indenture in making the same, or whether a supplemental indenture need be entered into, or to perform any calculations hereunder. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, that may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 7.01 of the Original Indenture, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article XII.

ARTICLE XIII

Miscellaneous

SECTION 13.01. Governing Law. The laws of the State of New York shall govern this Eighteenth Supplemental Indenture and the Notes.

SECTION 13.02. The Trustee. The Trustee is The Bank of New York Mellon Trust Company, N.A. The Trustee will be permitted to engage in certain transactions with the Company and its subsidiaries; provided, however, if the Trustee acquires any conflicting interest, it must eliminate such conflict or resign upon the occurrence of an Event of Default.

In case an Event of Default, of which a Trust Officer shall have actual knowledge or shall have received actual notice, occurs and is continuing, the Trustee shall exercise its rights and powers vested in it by the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under similar circumstances in the conduct of its own affairs. The Trustee may refuse to perform any duty or exercise any right or power under the Indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

SECTION 13.03. No Personal Liability. No director, officer, employee, incorporator, stockholder or partner of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

SECTION 13.04. No Adverse Interpretation of Other Agreements. This Eighteenth Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Eighteenth Supplemental Indenture.

SECTION 13.05. Successors and Assigns. All covenants and agreements of the Company in this Eighteenth Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Eighteenth Supplemental Indenture shall bind its successors and assigns.

SECTION 13.06. Duplicate Originals. The parties may sign any number of copies of this Eighteenth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.07. Severability. In case any one or more of the provisions contained in this Eighteenth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Eighteenth Supplemental Indenture or the Notes.

SECTION 13.08. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Indenture. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes (including Additional Interest, if any) and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders. Upon request from the Trustee, the Company shall provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of such Holder at the sole cost and expense of the Company.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have executed this Eighteenth Supplemental Indenture by their officers thereunto as of this 6th day of August, 2012.

STANDARD PACIFIC CORP.

By:	/s/ Scott Dawson Stowell
	Name:	Scott Dawson Stowell
	Title:	Chief Executive Officer

LAGOON VALLEY RESIDENTIAL, LLC
	By:	Standard Pacific Corp., its Sole Member

STANDARD PACIFIC OF TONNER HILLS, LLC
	By:	Standard Pacific Corp., its Sole Member

	By:	/s/ Scott Dawson Stowell
	Name:	Scott Dawson Stowell
	Title:	Chief Executive Officer

HSP ARIZONA, INC.

HWB INVESTMENTS, INC.

STANDARD PACIFIC 1, INC.

STANDARD PACIFIC OF ARIZONA, INC.

STANDARD PACIFIC OF COLORADO, INC.

STANDARD PACIFIC OF FLORIDA GP, INC.

STANDARD PACIFIC OF LAS VEGAS, INC.

STANDARD PACIFIC OF ORANGE COUNTY, INC.

STANDARD PACIFIC OF SOUTH FLORIDA GP, INC.

STANDARD PACIFIC OF SOUTH FLORIDA
By:	Standard Pacific of South Florida GP, Inc., its Managing Partner

STANDARD PACIFIC OF TAMPA GP, INC.

STANDARD PACIFIC OF TAMPA
By:	Standard Pacific of Tampa GP, Inc.,
its Managing Partner

STANDARD PACIFIC OF TEXAS, INC.

STANDARD PACIFIC OF THE CAROLINAS, LLC

STANDARD PACIFIC OF WALNUT HILLS, INC.

WESTFIELD HOMES USA, INC.

By:	/s/ Scott Dawson Stowell
	Name:	Scott Dawson Stowell
	Title:	Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE,

by

/s/ Melonee Young
Name: Melonee Young
Title: Vice President

EXHIBIT A

[FORM OF NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR THE REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No.: 85375CBC4

ISIN No.: US85375CBC47

STANDARD PACIFIC CORP

1.25% CONVERTIBLE SENIOR NOTES DUE 2032

No. [ ]	Initially $[ ]

Interest Rate: 1.25% per annum.

Interest Payment Dates: February 1 and August 1, commencing on February 1, 2013.

Interest Record Dates: January 15 and July 15 preceding February 1 or August 1, respectively (whether or not such day is a Business Day).

Standard Pacific Corp., a Delaware corporation (the “Company,” which term includes any successor entities), for value received, promises to pay to CEDE & CO. or registered assigns, on August 1, 2032, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto, which amount, taken together with the principal amounts of all other outstanding Notes, shall not exceed $253,000,000 in aggregate principal amount at any time, in accordance with the rules and procedures of the Depositary, together with interest thereon as hereinafter provided.

The laws of the State of New York shall govern the Indenture and the Notes.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, Standard Pacific Corp. has caused this instrument to be signed manually or by facsimile by its duly authorized officer.

STANDARD PACIFIC CORP.,

by

Name:
Title:

by

Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Notes described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE,

by

Authorized Signatory

(REVERSE OF SECURITY)

1.25% Convertible Senior Note due 2032

1. Interest. Standard Pacific Corp., a Delaware corporation (the “Company”) promises to pay interest on the principal amount of this Note at the rate per annum set forth above. Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid, from August 6, 2012, to, but excluding, the next Interest Payment Date set forth above until August 1, 2032. The Company shall pay interest semi-annually in arrears on each Interest Payment Date set forth above, commencing as of the Interest Payment Date referred to above, to Holders of record at the close of business on the applicable Interest Record Date set forth above. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

Additional Interest will be payable on this Note as set forth in Section 8.02(a) of the Eighteenth Supplemental Indenture and Defaulted Interest will be payable on any Defaulted Amounts at the rate of interest borne by the Notes, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company in accordance with the Indenture.

Any reference to interest on, or in respect of, this Note herein or in the Indenture shall be deemed to include any Defaulted Interest if, in such context, Defaulted Interest is, was or would be payable pursuant to Section 3.02(f)(iv) of the Eighteenth Supplemental Indenture. Any express mention of Defaulted Interest in any provision of this Note or the Indenture shall not be construed as excluding Defaulted Interest in those provisions hereof or thereof where such express mention is not made.

2. Method of Payment. Subject to the terms and conditions of the Indenture, the Company shall (a) pay interest on the Notes as set forth above, and (b) make all payments and deliveries in respect of the Redemption Price, Option Repurchase Price, Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect in respect of the Note such Redemption Price, Option Repurchase Price, Fundamental Change Repurchase Price or the principal amount on the Maturity Date, as the case may be. As provided in and subject to the provisions of the Indenture, the Company shall pay any amounts due in respect of the Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose as described under paragraph 4 below.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including, without limitation, the Redemption Price, Option Repurchase Price and Fundamental Change Repurchase Price, if applicable) of and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

3. Maturity. The Notes will mature on August 1, 2032, unless earlier converted, redeemed or repurchased.

4. Paying Agent, Conversion Agent and Registrar. Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent, and its agency in the Corporate Trust Office, as a place where Notes may be presented for payment, conversion or for registration of transfer. The Company may change any Paying Agent, Registrar or Conversion Agent without notice.

5. Indenture. The Company issued the Notes under an Indenture dated as of April 1, 1999, between the Company and the Trustee (the “Original Indenture”), as supplemented by that certain First Supplemental Indenture dated as of April 13, 1999, Second Supplemental Indenture dated as of September 5, 2000, Third Supplemental Indenture dated as of December 28, 2001, Fourth Supplemental Indenture dated as of March 4, 2003, Fifth Supplemental Indenture dated as of May 12, 2003, Sixth Supplemental Indenture dated as of September 23, 2003, Seventh Supplemental Indenture dated as of March 11, 2004, Eighth Supplemental Indenture dated as of March 11, 2004, Ninth Supplemental Indenture dated as of August 1, 2005, Tenth Supplemental Indenture dated as of August 1, 2005, Eleventh Supplemental Indenture dated as of February 22, 2006, Twelfth Supplemental Indenture dated as of May 5, 2006, Thirteenth Supplemental Indenture dated as of October 8, 2009, Fourteenth Supplemental Indenture dated as of May 3, 2010, Fifteenth Supplemental Indenture dated as of December 22, 2010, Sixteenth Supplemental Indenture dated as of December 22, 2010, Seventeenth Supplemental Indenture dated as of December 22, 2010 and Eighteenth Supplemental Indenture dated as of August 6, 2012 (the “Eighteenth Supplemental Indenture”) (the Original Indenture, as so supplemented, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”) in effect at the date of the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.

The Securities are general unsecured senior obligations of the Company. Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

6. Optional Redemption. Subject to the terms and conditions of the Indenture, the Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date occurring on or after August 5, 2017, to redeem (an “Optional Redemption”) all or any part of the Notes at a price payable in cash equal to the Redemption Price.

7. Repurchase by the Company at Holder’s Option. Subject to the terms and conditions of the Indenture, the Company shall be required to repurchase Notes (or portions thereof that are integral multiples of $1,000 in principal amount), at the option of the Holder thereof, on each of August 1, 2017, August 1, 2022 and August 1, 2027 (each, an “Option Repurchase Date”) at the Option Repurchase Price, payable in cash, upon the due delivery, in accordance with the Indenture, of a Repurchase Notice containing the information set forth in the Indenture, and upon delivery of such Notes to the Trustee or the Paying Agent as set forth in the Indenture.

8. Repurchase at Option of Holder upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Notes shall have the right, at the Holder’s option, to require the Company, upon the Holder’s satisfaction of certain conditions set forth in the Indenture, to repurchase all or any part (equal to integral multiples of $1,000 in principal amount) of such Holder’s Notes on a date selected by the Company in accordance with the terms of the Indenture (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than 35 calendar days, nor earlier than 20 calendar days, after the date the Fundamental Change Notice is mailed to Holders in accordance with the Indenture, at a price, payable in cash, equal to the Fundamental Change Repurchase Price for such Notes.

9. Conversion. Subject to the terms and conditions of the Indenture, the Notes are convertible (in integral multiples of $1,000 principal amount) into shares of Common Stock in accordance with Article XII of the Eighteenth Supplemental Indenture.

The initial Conversion Rate is 123.7662 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in accordance with the provisions of the Indenture. The Company will pay cash in lieu of any fractional share. Each conversion of a Note will be settled in accordance with the Indenture.

To convert a Note that is a certificated Note, a Holder must (i) complete and manually sign the Conversion Notice on the back of the Note, or a facsimile of the Conversion Notice, and deliver such Conversion Notice to the Conversion Agent, (ii) surrender the Note to the Conversion Agent, (iii) if required, furnish appropriate endorsements and transfer documents, (iv) pay all transfer or similar taxes, if any, as required by Section 12.03 of the Eighteenth Supplemental Indenture, and (v) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 12.02(c) of the Eighteenth Supplemental Indenture; provided, however, that if such Note is represented by a Global Note, then in order to convert, the Holder must comply with the requirements (iii), (iv) and (v) and comply with the Depositary’s procedures for converting a beneficial interest in a Global Note.

If a Holder surrenders a Note for conversion after the close of business on an Interest Record Date and prior to the open of business on the immediately following Interest Payment Date, then, notwithstanding such conversion, the interest payable with respect to such Note on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Note at the close of business on such Interest Record Date; provided, however, that such Note, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such Interest Payment Date on the portion of such Note to be so converted, except that no such payment is required (i) if the Company shall have specified a Redemption Date or Fundamental Change Repurchase Date that is after such Interest Record Date and on or prior to such Interest Payment Date, (ii) if the Conversion Date for such conversion is after the Interest Record Date that immediately precedes the Maturity Date, or (iii) to the extent of any Defaulted Interest, if any Defaulted Interest exist as of the Conversion Date.

10. Guarantee. This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

11. Denominations; Transfer; Exchange. The Notes are in fully registered form, without coupons, in denominations of $1,000 principal amount and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any registration of transfer or exchange, but the Company and the Trustee may require payment to cover any transfer tax, fee or similar governmental charge payable in connection therewith where required by law (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Article IV or Article XII of the Eighteenth Supplemental Indenture) or permitted pursuant to Section 12.03 of the Eighteenth Supplemental Indenture. The Company is not required to effect any transfer or exchange of Notes in certain situations, as set forth in the Indenture.

12. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of such Note for all purposes.

13. Defaults and Remedies. The Notes may become immediately due and payable in full after the occurrence of an Event of Default if certain conditions are satisfied, as provided in the Indenture.

14. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15. No Recourse against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16. Ranking. The Notes shall be direct, unsecured obligations of the Company and shall rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the Company. The Guarantees shall be direct, unsecured obligations of the Guarantors and shall rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the Guarantors.

17. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

18. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Standard Pacific Corp.

15360 Barranca Parkway

Irvine, California 92618

Attention: Secretary

SCHEDULE OF EXCHANGES OF NOTES

STANDARD PACIFIC CORP.

1.25% CONVERTIBLE SENIOR NOTES DUE 2032

The initial principal amount of this Global Note is                      ($             ). The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

ATTACHMENT 1

ASSIGNMENT FORM

STANDARD PACIFIC CORP.

1.25% CONVERTIBLE SENIOR NOTES DUE 2032

If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                         , agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:
Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signature must be guaranteed by an “eligible guarantor institution,” that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

ATTACHMENT 2

FORM OF REPURCHASE NOTICE

STANDARD PACIFIC CORP.

1.25% CONVERTIBLE SENIOR NOTES DUE 2032

Certificate No. of Note:

If you want to elect to have this Note repurchased by the Company pursuant to Section 4.11 of the Eighteenth Supplemental Indenture, check the box: ☐

If you want to elect to have this Note repurchased by the Company pursuant to Section 4.12 of the Eighteenth Supplemental Indenture, check the box: ☐

If you want to elect to have only part of this Note repurchased by the Company pursuant to Sections 4.11 or 4.12 of the Eighteenth Supplemental Indenture, as applicable, state the principal amount to be so repurchased by the Company:

$

(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:	(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

ATTACHMENT 3

FORM OF CONVERSION NOTICE

STANDARD PACIFIC CORP.

1.25% CONVERTIBLE SENIOR NOTES DUE 2032

To convert this Note in accordance with the Indenture, check the box: ☐

To convert only part of this Note, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the stock certificate representing the shares of Common Stock issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:	(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)